UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant    ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
PERIMETER SOLUTIONS, SA
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 2, 2022
Dear Fellow Shareholder:
On behalf of your Board of Directors of Perimeter Solutions, SA, you are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held online via a live webcast, at 8:00 a.m. (CDT), on July 21, 2022. The Annual Meeting will be held in virtual format to protect the health of our shareholders, directors and guests during the continuing COVID-19 pandemic and to make the Annual Meeting accessible to all of our shareholders. To participate in the Annual Meeting, you must pre-register at www.proxydocs.com/PRM by 5:00 p.m. (CDT), on July 20, 2022. Upon completing your pre-registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and will also permit you to submit questions prior to the Annual Meeting.

The attached Notice of 2022 Annual Meeting of Shareholders and Proxy Statement describes the business to be conducted at the Annual Meeting. Also included are a proxy card and postage-paid return envelope.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please vote and submit your proxy: (a) by telephone or the internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the proxy card in the postage-paid envelope provided.
If you attend the meeting and desire to vote virtually, you may do so even though you have previously submitted a proxy by following the instructions included in the attached Proxy Statement.
Your vote is extremely important.
We hope you will be able to join us, and we look forward to seeing you at the meeting.
Sincerely yours,

W. Nicholas Howley	William N. Thorndike Jr.
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 21, 2022.
To the Shareholders of Perimeter Solutions, SA:
The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (the “Company”) will be held online via live webcast, at 8:00 a.m. (CDT), on July 21, 2022. The Annual Meeting will be held in virtual format to protect the health of our shareholders, directors and guests during the continuing COVID-19 pandemic and to make the Annual Meeting accessible to all of our shareholders. To participate in the Annual Meeting, you must pre-register at www.proxydocs.com/PRM by 5:00 p.m. (CDT), on July 20, 2022. Upon completing your pre-registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and will also permit you to submit questions prior to the Annual Meeting.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions that are submitted in writing during the meeting by our shareholders and are pertinent to the Company and the business of the meeting, as time permits.

Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the Company. You will not be able to attend the Annual Meeting in person at a physical location. For more information about how to attend the Annual Meeting online, please see “Questions and Answers About the Annual Meeting and Voting” in this proxy statement.

The purposes of this meeting are:
1.To elect as directors the seven nominees as set forth in the accompanying proxy statement with terms expiring at the 2023 Annual Meeting of Shareholders, or until their respective successors are elected and qualified;
2.To approve the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022 and BDO Audit SA as the statutory auditor of the Company for the year ending December 31, 2022;
3.To approve the Company’s annual accounts (the "Annual Accounts") prepared in accordance with accounting principles generally accepted in Luxembourg (“Luxembourg GAAP”) for the financial period from June 21, 2021 (inception) to December 31, 2021;
4.To approve the Company’s audited consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) (the “Consolidated Financial Statements”) for the financial period from June 21, 2021 (inception) to December 31, 2021;
5.To allocate the results shown in the Annual Accounts for the financial period from June 21, 2021 (inception) to December 31, 2021;
6.To discharge each of the directors of the Company for the performance of their mandates as directors of the Company in relation to the financial period from June 21, 2021 (inception) to December 31, 2021;
7.To approve the compensation of certain of the non-employee independent directors of the Company for 2021;
8.To approve and ratify a share repurchase program whereby the Company may repurchase outstanding ordinary shares of the Company within certain limits (the “Share Repurchase Program”); and
9.To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 on or about May 2, 2022.
We will make available a list of shareholders of record as of April 14, 2022, the record date for the Annual Meeting, for inspection by shareholders during normal business hours from April 14, 2022 until the day before the Annual Meeting date at (i) the registered office of the Company at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and (ii) Company’s offices at 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105. The list also will be available to shareholders virtually during the Annual Meeting.

Only shareholders of record as of the close of business on April 14, 2022 are entitled to notice of and to vote at the Annual Meeting. Our Board of Directors recommends a vote “FOR” each of the director nominees in proposal 1 and “FOR” proposals 2 through 8.

It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend the meeting, please vote and submit your proxy over the internet, by telephone or by mail. Please refer to the proxy card for specific voting instructions.

By Order of the Board of Directors,
May 2, 2022	Noriko Yokozuka General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 21, 2022.
The Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are available free of charge, upon written request. Requests should be made in writing to Noriko Yokozuka, General Counsel and Secretary of the Company, at Perimeter Solutions, SA, 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg or 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105. The Company’s filings with the SEC are also available, without charge, through the Investor Relations — SEC Filings link on the Company’s website, www.perimeter-solutions.com, as soon as reasonably practical after filing. The Company’s website and the information contained therein or connected thereto are not incorporated into this notice.
We have elected to use the “Notice and Access” method of providing our proxy materials over the internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about May 2, 2022.
Our proxy statement and annual report are available online at www.proxydocs.com/PRM.

Shareholder Vote Requirement	30

Recommendation of the Board	30

PROPOSAL 3 — APPROVAL OF THE ANNUAL ACCOUNTS FOR THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021	31

Shareholder Vote Requirement	31

Recommendation of the Board	31

PROPOSAL 4 — APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021	32

Shareholder Vote Requirement	32

Recommendation of the Board	32

PROPOSAL 5 — ALLOCATION OF THE RESULTS OF THE ANNUAL ACCOUNTS FOR THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021	33

Shareholder Vote Requirement	33

Recommendation of the Board	33

PROPOSAL 6 — DISCHARGE OF LIABILITY TO CURRENT DIRECTORS OF THE COMPANY FOR THEIR EXERCISE OF THEIR MANDATES AS DIRECTORS OF THE COMPANY IN RELATION TO THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021	34

Shareholder Vote Requirement	34

Recommendation of the Board	34

PROPOSAL 7 — APPROVAL OF THE COMPENSATION OF CERTAIN OF THE NON-EMPLOYEE INDEPENDENT DIRECTORS OF THE COMPANY FOR 2021	35

Shareholder Vote Requirement	35

Recommendation of the Board	35

PROPOSAL 8 — APPROVAL OF SHARE REPURCHASE PROGRAM	36

Shareholder Vote Requirement	36

Recommendation of the Board	36

OTHER MATTERS	37

Additional Meeting Matters	37

Shareholder Proposals for the 2023 Annual Meeting of Shareholders	37

Householding of Annual Meeting Materials	37

Shareholder Communications	37

Miscellaneous	37

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1.WHY AM I RECEIVING THESE PROXY MATERIALS?
You are receiving these proxy materials because you held ordinary shares (the “Ordinary Shares”) of Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (the “Company,” “our,” “we” or “us”) on April 14, 2022, the record date (the “Record Date”) for the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), to be held online via a live webcast, at 8:00 a.m. (CDT), on July 21, 2022. As a shareholder of record as of the Record Date, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. To participate in the Annual Meeting, you must pre-register at www.proxydocs.com/PRM by 5:00 p.m. (CDT), on July 20, 2022. Upon completing your pre-registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and will also permit you to submit questions prior to the Annual Meeting.

The proxy materials include our Notice of 2022 Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021. The proxy materials also include the proxy card for the Annual Meeting, which is being solicited on behalf of the Board of Directors of the Company (the “Board”). The proxy materials contain detailed information about the matters to be voted on at the Annual Meeting and provide updated information about the Company to assist you in making an informed decision when voting your shares.
The Company began furnishing the proxy materials to shareholders on or about May 2, 2022 and will bear the cost of soliciting proxies on behalf of the Company for the Annual Meeting.
2.WHO IS PARTICIPATING IN THIS SOLICITATION?
The Company has retained Georgeson LLC (the “Solicitor”) to aid in the solicitation of proxies and to verify certain records related to the solicitation subject to customary terms and conditions. The Company will bear the cost of soliciting proxies for the Annual Meeting. The Company will pay Solicitor a fee of $12,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Our officers and certain of our employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Ordinary Shares.

3.WHO IS ENTITLED TO VOTE AT THE MEETING?
Owners of Ordinary Shares as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Ordinary Shares owned by you include shares you held on the Record Date (i) directly in your name as the shareholder of record (registered shareholder) and (ii) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner (in “street name”). Each ordinary share is entitled to one vote on each matter. As of the Record Date, there were 163,234,542 Ordinary Shares outstanding and entitled to vote. There are no other outstanding voting securities of the Company entitled to vote at the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during normal business hours for ten days prior to the Annual Meeting at (i) the registered office of the Company, at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and (ii) the Company’s offices at 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105 and virtually at the Annual Meeting.

4.HOW DO I VOTE MY SHARES?
If you are a shareholder of record as of the Record Date, you may vote by any of the following methods:
•Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card.

•Voting by Internet. You may vote through the internet by signing on to the website identified on your proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by internet, you should not return your proxy card.
•Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.
If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability of Proxy Materials (including a voting instruction form) are being forwarded to you by your bank, brokerage firm, or other nominee (the “bank or broker”). As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions on the Notice of Internet Availability of Proxy Materials or voting instruction form for voting on the internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares at the meeting unless you follow the instructions below under “How do I obtain admission to the Annual Meeting?”.
5.CAN I REVOKE MY PROXY OR CHANGE MY VOTE?
Yes. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. If you attend the Annual Meeting, you may change your vote at any time until the polls are closed at the Annual Meeting. You may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the internet, by telephone or by mail; (ii) if you are a shareholder of record, notifying the Secretary in writing at the registered office of the Company at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg or at the Company’s offices at 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105 that you want to revoke your earlier proxy; or (iii) if you are attending the Annual Meeting virtually and vote by ballot during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote by ballot during the Annual Meeting.

If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions.
6.HOW WILL MY SHARES BE VOTED IF I SUBMIT A PROXY CARD BUT DO NOT SPECIFY HOW I WANT TO VOTE?
If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting or any adjournment or postponement thereof:
•“FOR” the election of all director nominees recommended by our Board (Proposal 1);
•“FOR” Proposals 2 through 8; and
•in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Despite this, our Board strongly urges you to mark your proxy card in accordance with our Board’s recommendations.
7.HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?
Attendance at the Annual Meeting will be limited to Company shareholders as of the Record Date, those holding proxies from shareholders and representatives of the Company, press and financial community. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the virtual meeting, you will need to pre-register by 5:00 p.m. (CDT), on July 20, 2022. To pre-register for the meeting, please follow these instructions:

Registered Shareholders
Shareholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.proxydocs.com/PRM. Please have your proxy card, or Notice of Internet Availability of Proxy Materials, containing your control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 5:00 p.m. (CDT), on July 20, 2022.

Beneficial Shareholders
Shareholders whose shares are held through a broker, bank or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.proxydocs.com/PRM.
Please have your voting instruction form, Notice of Internet Availability of Proxy Materials, or other communication from your broker, bank or other nominee containing your control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 5:00 p.m. (CDT), on July 20, 2022.

If you want to vote your Ordinary Shares held in street name at the virtual meeting, you must get a legal proxy in your name from the bank, broker or other nominee that holds your shares of stock, in PDF or image file format (.jpg, .gif or .png) and submit it with your vote.
Questions on How to Pre-register
In order to attend the Annual Meeting, you must pre-register at www.proxydocs.com/PRM. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, July 21, 2022, shareholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m. (CDT).

8. MAY I ASK QUESTIONS AT THE ANNUAL MEETING?

Yes. Shareholders will have the ability to submit questions in writing during the Annual Meeting via the annual meeting portal. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the business of the meeting, as time permits. Rules of Conduct for the Annual Meeting, including the types of questions that the Company does not intend to address will be available on our website at www.perimeter-solutions.com prior to the meeting, and on the meeting portal on the day of the meeting. Examples of questions that are not pertinent are questions related to general economic, political or other views that are not directly related to the business of the Annual Meeting, questions related to personal grievances and derogatory references to individuals.

If there are pertinent questions that cannot be answered during the Annual Meeting due to time constraints, we will post answers to a representative set of such questions (e.g., consolidating duplicative questions) on our website at www.perimeter-solutions.com. The questions and answers will be made available as soon as practicable after the Annual Meeting.

9. WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE ANNUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

10.    WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?
One half of the outstanding shares of the Company entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum, which is the minimum number of shares that must be present or represented by proxy at the meeting to transact business. All the ordinary shares present or represented will be counted as present to determine whether a quorum has been established.

11.    WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
Seven directors will be elected at the Annual Meeting. The affirmative vote of a majority of the votes cast is required for a director nominee to be elected. You may vote “FOR” or “AGAINST” or “ABSTAIN” for each director nominee. Abstentions and broker non-votes will have no effect on the vote.
The (i) approval of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022 and BDO Audit SA as the statutory auditor of the Company for the year ending December 31, 2022, (ii) approval of the Annual Accounts, (iii) approval of the Consolidated Financial Statements, (iv) allocation of the results shown in the Annual Accounts, (v) discharge of the directors of the Company for the performance of their mandates as directors of the Company, (vi) approval of the compensation of certain of the non-employee independent directors of the Company for 2021, (vii) approval of the Share Repurchase Program and (viii) any other matter that properly comes before the Annual Meeting will be approved by a majority of the votes cast. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for each of these proposals. Abstentions and broker non-votes will have no effect on the vote.
12.    WHAT HAPPENS IF I HOLD SHARES IN STREET NAME AND DO NOT SUBMIT VOTING INSTRUCTIONS? WHAT IS A BROKER NON-VOTE?
A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have the discretion to vote on “routine” matters (e.g., approval of the selection of independent public accountants) but not on non-routine matters (e.g., election of directors).
13.    WHERE CAN I FIND VOTING RESULTS OF THE ANNUAL MEETING?
We will announce the voting results for the proposals at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
14.    WHO SHOULD I CONTACT IF I HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING MY SHARES, OR IF I NEED ADDITIONAL COPIES OF THE PROXY MATERIALS?
If you have any questions, please contact Solicitor toll-free at (888) 566-8006. Banks and brokers may call at (888) 566-8006.

PROXY SUMMARY
Annual Meeting

Date:	July 21, 2022

Time:	8:00 a.m. (CDT)

Place:	The meeting will be virtual and can be accessed by pre-registering at www.proxydocs.com/PRM

Record Date:	April 14, 2022
Voting Matters and Board Recommendations

	Matter	Board Recommendation	Page
No. 1	Election of Directors	FOR each Director Nominee	10
No. 2	Approval of the appointment of BDO USA, LLP as Independent Auditor and BDO Audit SA as Statutory Auditor	FOR	30
No. 3	Approval of Annual Accounts	FOR	31
No. 4	Approval of Consolidated Financial Statements	FOR	32
No. 5	Allocation of results shown in Annual Accounts	FOR	33
No. 6	Discharge of the directors	FOR	34
No. 7	Approval of compensation to certain non-employee independent directors	FOR	35
No. 8	Approval and Ratification of Share Repurchase Program	FOR	36
Overview and 2021 Financial Highlights
We are a leading global solutions provider, producing high-quality firefighting products and lubricant additives. We develop products that impact critically important issues of life—issues where there often is no room for error and the job doesn’t offer second chances. We characterize the solutions we develop as ‘Solutions that Save’—which helps underscore what we are trying to accomplish for our customers and the world at large, across our business segments.
On November 9, 2021, the Company consummated the transactions contemplated by the business combination agreement, dated June 15, 2021, by and among the Company, EverArc Holdings Limited (“EverArc”), EverArc (BVI) Merger Sub Limited, and SK Invictus Holdings S.à r.l. (the “Business Combination”). In June 2021, Haitham Khouri and Vivek Raj were elected to serve as directors of the Company with terms expiring at the 2027 Annual Meeting of Shareholders, or until their respective successors are elected and qualified and on November 8, 2021, W. Nicholas Howley, William N. Thorndike, Jr., Edward Goldberg, Tracy Britt Cool, Kevin Stein, Sean Hennessy and Robert S. Henderson were elected to serve as directors of the Company with terms expiring at the Annual Meeting, or until their respective successors are elected and qualified. Kevin Stein served as a director of the Company from November 2021 until his decision not to continue as a director in April 2022. Mr. Stein was replaced by Bernt Iversen II in April 2022.

A summary of the 2021 financial highlights of the Company are as follows:
•Net sales increased 7% to $362.3 million in 2021, as compared to $339.6 million in 2020.
▪Fire Safety sales increased 7% to $261.2 million, as compared to $245.0 million in 2020.
▪Oil Additives sales increased 7% to $101.2 million, as compared to $94.6 million in 2020.
•Net loss for 2021 was $659.8 million, or $(9.68) per share, a decrease of $684.1 million from net income of $24.2 million, or $0.46 per share for 2020, due to a $653.0 million compensation expense recognized by the Company related to the total amounts payable under the Founder Advisory Agreement (as defined below).
•Adjusted EBITDA increased 4% to $141.4 million in 2021, as compared to $136.0 million in 2020.
▪Fire Safety Adjusted EBITDA increased 5% to $117.9 million, as compared to $112.0 million in 2020.
▪Oil Additives Adjusted EBITDA decreased 2% to $23.5 million, as compared to $24.0 million in 2020.

Board and Governance Highlights
Assuming election of all of the director nominees, the following is a list of persons who will constitute the Board following the Annual Meeting, including their current committee assignments.

Board of Directors
Name	Age	Independence	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
W. Nicholas Howley	70					✓
William N. Thorndike, Jr.	58					✓
Haitham Khouri(1)	41					✓*
Edward Goldberg	59
Vivek Raj(1)	38	✓		✓	✓
Tracy Britt Cool	37	✓			✓
Sean Hennessy	64	✓	✓*	✓
Robert S. Henderson	65	✓	✓	✓	✓*
Bernt Iversen II	64	✓	✓	✓*
* Denotes the Chair of the committee.
(1) Messrs. Khouri and Raj were elected to serve as directors of the Company in June 2021 with terms expiring at the 2027 Annual Meeting of Shareholders, or until their respective successors are elected and qualified;
therefore, Messrs. Khouri and Raj are not nominated for election at the Annual Meeting.

Kevin Stein served as a director of the Company from November 2021 until his decision not to continue as a director in April 2022. Mr. Stein was replaced by Mr. Iversen in April 2022. Mr. Stein served as the Chair of the Compensation Committee and as a member of the Audit Committee.
We are committed to principles of effective corporate governance and to high ethical standards, as well as compliance with all applicable governance standards of the SEC and New York Stock Exchange (the “NYSE”). Highlights of the framework we have established for governance are outlined here, and further described below.

Independence and Qualification of Committee Members
The Audit, Compensation and Nominating and Governance Committees of the Board are comprised of all Independent Directors.
All directors on committees meet the applicable qualification requirements of the SEC and NYSE.

Non-Classified Board	The Board is non-classified.
Leadership Structure	The offices of the Chief Executive Officer and Co-Chairmen of the Board are separated.
Risk Oversight
The Board is responsible for the oversight of risk, including overseeing the assessment of risk and the appropriate balance of risk mitigation and the appropriate taking of risk.
These risk assessment and balancing tasks are also the responsibility of the Board’s committees and the Company’s management team.

Open Communication
We encourage communication and solid working relationships among our Co-Chairmen of the Board, Directors, and the Chief Executive Officer.
Our directors have access to the management team and employees.

Stock Retention Guidelines	Our executive officers are required to hold a minimum level of personal investment in the Company pursuant to stock retention guidelines attached to each of their option agreements.
Board and Committee Evaluations	We engage in an annual review of both our Board and its Committees, led by the Chair of the Nominating and Corporate Governance Committee.
Committee Reports	Our Committees report their activities to our Board at each Board meeting to ensure oversight and accountability.
Shareholder Voice	Shareholders and other interested parties can contact our Directors individually or as a group through written communication. Directors are elected by a majority of the votes cast.

Certain Proposals Mandated by Luxembourg Law
Proposals 2 through 8 on which you are being asked to vote are customary or required for public limited liability companies (société anonyme) incorporated under Luxembourg law to present to shareholders at each annual meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. For more detailed information on these proposals, please see pages 30 through 36.

PROPOSAL 1 - ELECTION OF DIRECTORS
Luxembourg law and our articles of association (“Articles”) permit our shareholders to fix the size of the Board. At the date of this Proxy Statement, our Board is comprised of nine directors, seven of whom are non-employee directors and five of whom are independent.
The Board is committed to recruiting and nominating directors for election who will collectively provide the Board with the necessary diversity of experiences, skills and characteristics to enhance the Board’s ability to manage and direct the affairs and business of the Company and to make fully informed, comprehensive decisions. In recommending candidates for election to the Board, in the context of the perceived needs of the Board at that time, the Nominating and Corporate Governance Committee evaluates a candidate’s knowledge, experience, skills, expertise and diversity, and any other factors that the Nominating and Corporate Governance Committee deems relevant. In particular, the Board and the Nominating and Corporate Governance Committee believe that the Board should be comprised of a well-balanced group of individuals.
In 2022, the Nominating and Corporate Governance Committee unanimously recommended to the Board, and the Board unanimously approved the recommendations from the Nominating and Corporate Governance Committee, the nomination of W. Nicholas Howley, William N. Thorndike, Jr., Edward Goldberg, Tracy Britt Cool, Sean Hennessy, Robert S. Henderson and Bernt Iversen II to the Board, each to hold office until the 2023 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Each nominee has consented to serve if elected. Messrs. Khouri and Raj were elected to serve as directors of the Company in June 2021 with terms expiring at the 2027 Annual Meeting of Shareholders, or until their respective successors are elected and qualified; therefore, Messrs. Khouri and Raj are not nominated for election at the Annual Meeting.
Shareholder Vote Requirement
The affirmative vote of a majority of the votes cast is required for a director nominee to be elected. You may vote “FOR” or “AGAINST” or “ABSTAIN” for each director nominee. Abstentions and broker non-votes will have no effect on the vote.
Recommendation of the Board
Our Board recommends that shareholders vote “FOR” the seven nominees recommended by the Board.
Director Nominees
The following persons are our Board’s nominees for election to serve as directors. There are no family relationships between any of the director nominees. Certain information relating to our Board’s nominees, furnished by the nominees, is set forth below. The ages set forth below are accurate as of the date of this Proxy Statement.
Our Board has determined that all of its nominees are qualified to serve as directors of the Company. In addition to the specified business experience listed below, each of the directors has the background skills and attributes which the Board believes are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity the Board expects of its directors.

W. NICHOLAS HOWLEY	Director since 2021 Age 70

Mr. Howley has served as Co-Chairman of the Board since November 2021. Mr. Howley co-founded TransDigm Group Inc. (“TransDigm”), a NYSE-listed aerospace manufacturing company, in 1993 and has served as the Chairman of TransDigm’s board of directors since 2003 and as Executive Chairman from 2018 to 2021. Mr. Howley served as President and/or Chief Executive Officer of TransDigm from 2003 through 2018 and as President and/or Chief Executive Officer of TransDigm Inc. from 1998 through 2018. Mr. Howley holds a B.S. degree in mechanical engineering from Drexel University and an M.B.A. degree from Harvard Business School.
Qualifications. We believe Mr. Howley’s qualifications to serve on our Board include his executive leadership experience, experience as a member of other corporate boards, and his knowledge of public companies.

WILLIAM N. THORNDIKE, JR.	Director since 2021 Age 58

Mr. Thorndike has served as Co-Chairman of our Board since November 2021. Mr. Thorndike founded Housatonic Partners, a leading middle market private equity firm with offices in Boston and San Francisco, in 1994 and has been a Managing Director since that time. Prior to founding Housatonic Partners, Mr. Thorndike worked with T. Rowe Price Associates, a global asset management firm, and Walker & Company, a publishing company, where he was named to its board of directors. Mr. Thorndike has served as a director of over 30 companies since founding Housatonic Partners. He is currently a director of CNX Resources Corporation, a natural gas company, and serves on various boards of directors of private companies. He also serves as a Trustee of WGBH, a public broadcaster serving southern New England, and the College of the Atlantic. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success,” which has been translated into 12 languages. Mr. Thorndike holds an A.B. degree in English and American Literature from Harvard University and an M.B.A. degree from Stanford University.
Qualifications. We believe Mr. Thorndike’s qualifications to serve on our Board include his extensive finance and investment experience, experience as a member of other corporate boards, and his knowledge of public companies.

EDWARD GOLDBERG	Director since 2021 Age 59

Mr. Goldberg has served as a member of our Board and as our Chief Executive Officer since November 2021. Mr. Goldberg joined SK Invictus Intermediate S.à r.l. (d/b/a Perimeter Solutions) (“SK Invictus”) in March 2018 as Chief Executive Officer and brings more than 18 years of executive leadership to fire safety products and operations. Before joining SK Invictus, Mr. Goldberg was Business Director for ICL Performance Additives and Solutions, where he held general management responsibility for the company’s global fire safety segment. Mr. Goldberg is credited with building ICL’s global fire safety business, focusing on products for wildland fire management and municipal and industrial fire suppression. Mr. Goldberg holds a BS in Chemical Engineering from Cornell University.
Qualifications. We believe Mr. Goldberg’s qualifications to serve on our Board include his extensive knowledge of SK Invictus and his years of executive leadership at SK Invictus.

TRACY BRITT COOL	Director since 2021 Age 37

Ms. Britt Cool has served as a member of our Board since November 2021. In 2020, Ms. Britt Cool co-founded Kanbrick, a long-term investment partnership focused on acquiring and building great companies in the consumer and industrial sectors. At Kanbrick, Ms. Britt Cool combines her passion for long-term value investing with her experience as an entrepreneurial-minded operator to help take mid-size companies to the next level. From 2009 to 2020, Ms. Britt Cool worked at Berkshire Hathaway, where she spent five years at Berkshire Hathaway’s headquarters in Omaha as the Financial Assistant to the Chairman and five years as Chief Executive Officer of Pampered Chef, a Berkshire Hathaway subsidiary based in Chicago. At Pampered Chef, a provider of kitchenware products, Ms. Britt Cool turned around a decade long decline and achieved meaningful growth in revenue and earnings. Additionally, Ms. Britt Cool served on the boards of directors of several Berkshire Hathaway companies including Kraft Heinz, Benjamin Moore, Oriental Trading Company, Larson Juhl, and Johns Manville. Ms. Britt Cool is the co-founder of Smart Woman Securities, an organization that provides personal finance and investment education to undergraduate women. Ms. Britt Cool holds an A.B. degree in economics from Harvard College and an M.B.A. degree from Harvard Business School.
Qualifications. We believe Ms. Britt Cool’s qualifications to serve on our Board include her executive leadership experience particularly in setting strategic direction and developing and executing financial and operating strategies, experience as an investor in private and public companies, and experience as a member of other corporate boards.

SEAN HENNESSY	Director since 2021 Age 64

Mr. Hennessy has served as a member of our Board since 2021. Mr. Hennessy is the retired Senior Vice President, Corporate Planning, Development & Administration of The Sherwin Williams Company, a manufacturer and distributor of coatings and related products, serving in that role from January 2017 to March 2018 in connection with the company’s integration of its Valspar acquisition. Prior to that Mr. Hennessy served as Chief Financial Officer of The Sherwin Williams Company from 2001 to 2016. He is a certified public accountant. Mr. Hennessy also serves on the board of directors of TransDigm. Mr. Hennessy holds a Bachelor’s degree from the University of Akron.
Qualifications. We believe Mr. Hennessy qualifications to serve on our Board include his experience as Chief Financial Officer at The Sherwin Williams Company, experience as a member of other corporate boards, and his knowledge of public companies.

ROBERT S. HENDERSON	Director since 2021 Age 65

Mr. Henderson has served as a member of our Board since November 2021. Mr. Henderson served as the Vice Chairman at TransDigm from 2017 to 2021. He also served as the COO of TransDigm’s Airframe Segment from 2014 to 2016 and as Executive Vice President from 2005 to 2014. From 1999 to 2008 he also served as President of AdelWiggins Group, a division of TransDigm. Mr. Henderson has significant experience integrating acquisitions and leading multiple operating units concurrently. Mr. Henderson holds a Bachelor’s degree in Mathematics from Brown University.
Qualifications. We believe Mr. Henderson’s qualifications to serve on our Board include his experience as Vice Chairman at TransDigm, his executive leadership experience, and his knowledge of public companies.

BERNT IVERSEN II	Director Nominee Age 64

Mr. Iversen served as Executive Vice President – Mergers & Acquisitions and Business Development of TransDigm from May 2012 to December 2020. Prior to that, Mr. Iversen served as Executive Vice President of TD Group from December 2010 through May 2012 and as President of Champion Aerospace LLC, a wholly-owned subsidiary of TransDigm Inc., from June 2006 to December 2010. Mr. Iversen holds a Bachelor’s Degree in Engineering from Western Michigan University.
Qualifications. We believe Mr. Iversen’s qualifications to serve on our Board include his experience as Executive Vice President at TransDigm, his executive leadership experience, and his knowledge of public companies.
Directors Appointed Until 2027 Annual Meeting of Shareholders
The following persons were elected to serve as directors of the Company with terms expiring at the 2027 Annual Meeting of Shareholders, or until their respective successors are elected and qualified. Certain information relating to these directors, furnished by the directors, is set forth below. The ages set forth below are accurate as of the date of this Proxy Statement.

HAITHAM KHOURI	Director since 2021 Age 41

Mr. Khouri has served as a member of our Board since June 2021 and has served as Vice Chairman of the Company since December 2021. Mr. Khouri was a Senior Analyst at Hound Partners from 2009 to 2018. Between 2005 and 2007 Mr. Khouri was a private equity Associate at Oak Hill Capital Partners. Between 2003 and 2005 Mr. Khouri was an investment banking analyst at Deutsche Bank. Mr. Khouri began his career in 2002 as an Analyst at JP Morgan. Mr. Khouri holds a BA in Economics from Cornell University and an MBA with Distinction from Harvard Business School.
Qualifications. We believe Mr. Khouri’s qualifications to serve on our Board include his experience as an investor in private and public companies.

VIVEK RAJ	Director since 2021 Age 38

Mr. Raj has served as a member of our Board since June 2021. Mr. Raj founded Geneses Investments, a private investment firm, in 2018. Mr. Raj was a private equity investor between 2011 and 2018 and before that held operational roles in the energy industry. Mr. Raj holds a Bachelor of Technology from the Indian Institute of Technology, Delhi and an MBA from Harvard Business School.
Qualifications. We believe Mr. Raj’s qualifications to serve on our Board include his experience as an investor in private companies, experience as a member of other corporate boards, and his operating experience.

CORPORATE GOVERNANCE
Introduction
Prior to November 8, 2021, the Board consisted of Messrs. Khouri and Raj and prior to the consummation of the Business Combination on November 9, 2021, the Company had no operations. On November 1, 2021, with effect as of November 8, 2021 the Board (i) appointed members to the Board’s four committees (the “Committees”) and (ii) adopted the charters of the Committees. On November 8, 2021, the day immediately prior to the consummation of the Business Combination, the shareholders of the Company appointed seven additional members to the Board.

Meetings
During 2021, the Board held one meeting and adopted various resolutions by means of written consent. Each incumbent director attended 100% of the aggregate of (i) the total number of meetings of the Board during the period for which he or she was a director and (ii) the total number of meetings of all Committees on which he or she served during the period for which he or she was a director.

Corporate Governance Guidelines
Our Board is responsible for overseeing the management of our Company. Our Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”), which set forth our governance principles and policies relating to, among other things:
•director independence;
•director qualifications and responsibilities;
•board structure and meetings;
•management succession; and
•the performance evaluation of our Board.
Our Governance Guidelines are available in the Investor Relations section of our website at www.perimeter-solutions.com.
Board Leadership Structure
The Board has not adopted a formal policy regarding the need to separate or combine the offices of Chief Executive Officer and Chairman of the Board and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Although the Board recognizes the benefits of having a combined Chairman and Chief Executive Officer, currently, we separate the positions of our Chief Executive Officer and Co-Chairmen of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Co-Chairmen of the Board provide strategic guidance to the Chief Executive Officer and set the agenda for and preside over the Board meetings. In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation also allows the Co-Chairmen of the Board to strengthen the Board’s independent oversight of our performance and governance standards.
Director Independence
Our Board reviews the independence of the current and potential members of the Board in accordance with independence requirements set forth in the NYSE rules and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During its review, the Board considers transactions and relationships between each director and potential director, as well as any member of his or her immediate family, and the Company and its affiliates, including those related-party transactions contemplated by Item 404(a) of Regulation S-K under the Exchange Act. The Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, that, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. The purpose of this review is to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent. Our Board has determined that all nominees except Messrs. Goldberg, Howley, Khouri and Thorndike are “independent” as such term is defined by NYSE rules, our corporate governance standards and the federal securities laws.
Board Committees
Our Board has four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Copies of the committee charters of each of the committees setting forth the responsibilities of the committees are available on our website. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. The committees will periodically review their respective charters and recommend any needed revisions to our Board. Assuming election of all of the director nominees, the following is a list of persons who will constitute the Board following the Annual Meeting, including their current committee assignments.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Tracy Britt Cool			✓
Edward Goldberg
Robert S. Henderson	✓	✓	✓*
Sean Hennessy	✓*	✓
W. Nicholas Howley				✓
Bernt Iversen II	✓	✓*
Haitham Khouri				✓*
Vivek Raj		✓	✓
William N. Thorndike, Jr.				✓

*Denotes the Chair of the committee.
Audit Committee
Number of Meetings from June 21, 2021 (inception) to December 31, 2021: two
Responsibilities. Our Audit Committee operates pursuant to a formal charter that governs the responsibilities of the Audit Committee. Pursuant to the Audit Committee Charter, the Audit Committee is responsible for, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Pursuant to the Audit Committee Charter, the Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent accountant.
Independence and Financial Expertise. The Board has reviewed the background, experience and independence of the Audit Committee members and based on this review, has determined that each member of the Audit Committee:
•meets the independence requirements of the NYSE governance listing standards;
•meets the enhanced independence standards for audit committee members required by the SEC; and
•is financially literate, knowledgeable and qualified to review financial statements.
In addition, the Board has determined that Mr. Hennessy qualifies as an “audit committee financial expert” under SEC rules.
Compensation Committee
Number of Meetings from June 21, 2021 (inception) to December 31, 2021: one
Responsibilities. Our Compensation Committee operates pursuant to a formal charter that governs the responsibilities of the Compensation Committee. Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for, among other things:
•reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;
•overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;
•reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;
•reviewing and approving all employment agreement and severance arrangements for our executive officers
•making recommendations to our Board regarding the compensation of our directors; and
•retaining and overseeing any compensation consultants.
Independence. The Board has reviewed the background, experience and independence of the Compensation Committee members and based on this review, has determined that each member of the Compensation Committee:
•meets the independence requirements of the NYSE governance listing standards;
•meets the independence requirements of the NYSE governance listing standards; and
•meets the enhanced independence standards for compensation committee members established by the SEC.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee who presently serve or, in the past year, have served on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.
Nominating and Corporate Governance Committee
Number of Meetings from June 21, 2021 (inception) to December 31, 2021: one
Responsibilities. Our Nominating and Corporate Governance Committee operates pursuant to a formal charter that governs the responsibilities of the Nominating and Corporate Governance Committee. Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•overseeing succession planning for our Chief Executive Officer and other executive officers;
•periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;
•overseeing an annual evaluation of the effectiveness of our Board and its committees; and
•developing and recommending to our Board a set of corporate governance guidelines;
The Nominating and Corporate Governance Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Corporate Governance Committee members or subcommittees.
Independence. The Board has reviewed the background, experience and independence of the Nominating and Corporate Governance Committee members and based on this review, has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE governance standards and SEC rules and regulations.
Consideration of Director Nominees. The Nominating and Corporate Governance Committee considers possible candidates for nominees for directors from many sources, including shareholders. The Nominating and Corporate Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Nominating and Corporate Governance Committee.
In making nominations, the Nominating and Corporate Governance Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the Nominating and Corporate Governance Committee is required to take into consideration the following attributes, which are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. In addition, while we do not have a formal, written diversity policy, the Nominating and Corporate Governance Committee will attempt to select candidates who will assist in making the Board a diverse body. We believe that a diverse group of directors brings a broader range of experiences to the Board and generates a greater volume of ideas and perspectives, and therefore, is in a better position to make complex decisions.
Executive Committee
Number of Meetings from June 21, 2021(inception) to December 31, 2021: three
Responsibilities. Our Executive Committee operates pursuant to a formal charter that governs the responsibilities of the Executive Committee. Pursuant to the Executive Committee Charter, the Executive Committee is responsible for, among other things:

•acting on behalf of the Board between Board meetings and while the Board is not in session; and
•providing oversight over and making recommendations to the Board regarding:
▪the Company’s capital allocation and capital markets activities;
▪the Company’s merger, acquisition, divestiture and similar activities;
▪the Company’s overall strategy, including top-level organizational structure and products or markets served;
▪the Company’s public guidance and communications;
▪the compensation of the Company’s Chief Executive Officer;
▪officer succession planning;
▪investor relations activities;
▪periodic business reviews; and
▪such other duties assigned by the Board.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics (“Code of Conduct”) that establishes the standards of ethical conduct applicable to all our directors, officers, and employees. In addition, we have adopted a written Code of Ethics for Senior Financial Officers (“Code of Ethics”) applicable to our Chief Executive Officer and senior financial officers. Copies of our Code of Conduct and Code of Ethics are publicly available in the Investor Relations section of our website at www.perimeter-solutions.com. Any waiver of our Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions or waiver of our Code of Conduct with respect to our directors or executive officers may only be authorized by our Board and will be disclosed on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.
Certain Relationships and Related Party Transactions
During 2021, we did not enter into any related party transactions other than as set forth below.
Founder Advisory Agreement
On November 9, 2021, in connection with the consummation of the Business Combination, the Company, EverArc and the EverArc Founders, LLC (“EverArc Founder Entity”) entered into an Assignment and Assumption Agreement (the “Founder Assignment Agreement”) pursuant to which the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the previously disclosed advisory services agreement dated December 12, 2019 (the “Founder Advisory Agreement”) between the EverArc Founder Entity and EverArc. Pursuant to the Founder Advisory Agreement and Founder Assignment Agreement, the EverArc Founder Entity provides services to the Company, including strategic and capital allocation advice. The EverArc Founder Entity is owned and operated by William N. Thorndike, Jr., W. Nicholas Howley, Haitham Khouri, Tracy Britt Cool and Vivek Raj (the “Founders”). Each of the Founders serves as a director of the Company and Haitham Khouri also serves as an executive officer of the Company.
In exchange for the services provided under the Founder Advisory Agreement, the EverArc Founder Entity is entitled to receive both a variable amount (the “Variable Annual Advisory Amount”) and a fixed amount (the “Fixed Annual Advisory Amount,” each an “Advisory Amount” and collectively, the “Advisory Amounts”), each as described below:
•Variable Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2031, and once the Average Price (as defined in the Founder Advisory Agreement) per ordinary share of the Company is at least $10.00 for ten consecutive trading days, the Variable Annual Advisory Amount will be equal in value to:

◦in the first year in which the Variable Annual Advisory Amount is payable, (x) 18% of the increase in the market value of one ordinary share of the Company over $10.00 (such increase in market value, the “Payment Price”) multiplied by (y) 157,137,410 Ordinary Shares, the Founder Advisory Agreement Calculation Number; and
◦in the following years in which the Variable Annual Advisory Amount may be payable (if at all), (x) 18% of the increase in Payment Price over the previous year Payment Price multiplied by (y) 157,137,410 Ordinary Shares, the Founder Advisory Agreement Calculation Number.
•Fixed Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2027, the Fixed Annual Advisory Amount will be equal to 2,357,061 Ordinary Shares (1.5% of the 157,137,410 Ordinary Shares, the Founder Advisory Agreement Calculation Number).
For 2021, the Average Price was $13.6254 per share, resulting in a total variable annual advisory fee for 2021 of 7,525,906 Ordinary Shares, or a value of $102,543,480 (the “2021 Variable Amount”). The EverArc Founder Entity also received the fixed annual advisory amount which was equal to 1.5% of the Founder Advisory Agreement Calculation Number: 2,357,061 Ordinary Shares or a value of $32,115,899 (based on the Average Price for 2021) (the “2021 Fixed Amount” and together with the 2021 Variable Amount, the “2021 Advisory Amounts”). Per the Founder Advisory Agreement, the EverArc Founder Entity elected to receive approximately 60% of the 2021 Advisory Amounts in Ordinary Shares (5,952,992 Ordinary Shares) and approximately 40% of the Advisory Amounts in cash ($53,547,483). William N. Thorndike, Jr., W. Nicholas Howley, Haitham Khouri, Vivek Raj and Tracy Britt Cool hold ownership interests of 33%, 33%, 25%, 7% and 2%, respectively, in the EverArc Founder Entity.
The Founder Advisory Agreement can be terminated at any time (i) by the EverArc Founder Entity if the Company ceases to be traded on the NYSE; or (ii) by the EverArc Founder Entity or the Company if there is (A) a Sale of the Company (as defined in the Founder Advisory Agreement) or (B) a liquidation of the Company.
Subject to certain limited exceptions, the EverArc Founder Entity’s liability for losses in connection with the services provided is excluded and the Company has agreed to indemnify the EverArc Founder Entity and its affiliates in relation to certain liabilities incurred in connection with acts or omissions by or on behalf of the Company or the EverArc Founder Entity. If the Founder Advisory Agreement is terminated under (i) or (ii)(A), the Company will pay the EverArc Founder Entity an amount in cash equal to: (a) the Fixed Annual Advisory Amount for the year in which termination occurs and for each remaining year of the term of the agreement, in each case at the Payment Price; and (b) the Variable Annual Advisory Amount that would have been payable for the year of termination and for each remaining year of the term of the agreement. In each case the Payment Price in the year of termination will be calculated on the basis of the Payment Year ending on the trading day immediately prior to the date of termination, save that in the event of a Sale of the Company, the Payment Price will be calculated on the basis of the amount paid by the relevant third party (or cash equivalent if such amount is not paid in cash). For each remaining year of the term of the agreement the Payment Price in each case will increase by 15% each year. No account will be taken of any Payment Price in any year preceding the termination when calculating amounts due on termination. Payment will be immediately due and payable on the date of termination of the Founder Advisory Agreement. On the entry into liquidation of the Company, an Advisory Amount will be payable in respect of a shortened year which will end on the trading day immediately prior to the date of commencement of liquidation.
The Founder Advisory Agreement is governed by New York law.
Board Role in Risk Management
Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management.
Communication with the Board
Shareholders and other parties interested in communicating directly with one or more individual directors or with the non-management directors as a group, may do so by writing to the individual director or group, c/o Perimeter Solutions, SA, 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg or 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105, Attention: Corporate Secretary. The Board has directed our corporate secretary to forward shareholder communications to our Co-Chairmen of the Board and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use his or her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive and was addressed previously in some manner; and other correspondence unrelated to the Board’s corporate governance and oversight responsibilities.

EXECUTIVE OFFICERS
Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Goldberg is set forth above under “PROPOSAL 1—ELECTION OF DIRECTORS.”

Name	Age	Title
Edward Goldberg	59	Chief Executive Officer and Director
Barry Lederman	52	Chief Financial Officer
Ernest Kremling II	58	Chief Operating Officer
Shannon Horn	48	Business Director
Noriko Yokozuka	45	General Counsel
Stephen Cornwall	58	Chief Commercial Officer

Barry Lederman has served as Chief Financial Officer of the Company since the consummation of the Business Combination in November 2021. Mr. Lederman joined SK Invictus in November 2019 as Chief Financial Officer and brings extensive financial and international experience, having led teams of several public and private companies including the sale of Halo Pharmaceuticals to Cambrex Corporation in 2018. Prior to joining Halo, he served as the CFO for Eisai Inc. and Qualitrol Company LLC. He holds a Master of Business Administration with a dual concentration in Finance and Operations Management and a Bachelor of Science degree in Electrical Engineering, both from the University of Rochester. Mr. Lederman is also a CPA licensed in New Jersey and New York.
Ernest Kremling II has served as Chief Operating Officer of the Company since the consummation of the Business Combination in November 2021. Mr. Kremling joined SK Invictus in January 2021 as Chief Operating Officer and brings extensive chemical industry experience, having held numerous global senior leadership positions at various organizations. Mr. Kremling began his career at Dow where he held roles of increasing responsibility, later holding Executive Leadership positions in Operations / Supply Chain and Business General Management at KMG Chemicals. Before joining SK Invictus, he was Senior Executive for Production, Technology, Safety and Environment for the Americas at Lanxess. He holds a Bachelor of Arts in Chemistry from Hendrix College.
Shannon Horn has served as Business Director of the Company since the consummation of the Business Combination in November 2021. Mr. Horn joined SK Invictus in 2019 as Business Director and brings over 30 years of experience in the fire safety business. Since 2003, Mr. Horn owned and operated First Response Fire and Rescue, River City Fabrication and H&S Transport, which provided services and equipment support to the company’s fire safety business. SK Invictus acquired these three businesses in March 2019. Mr. Horn holds accounting and business degrees from Long Beach City College and Portland State University – School of Business.
Noriko Yokozuka has served as General Counsel of the Company since the consummation of the Business Combination in November 2021. Ms. Yokozuka joined SK Invictus in March 2018 as General Counsel. Prior to joining SK Invictus, Ms. Yokozuka served as General Counsel for ICL Americas. She previously worked as in-house counsel for a healthcare venture capital firm and family office in New York. Ms. Yokozuka started her career with the Investment Management and Corporate groups at Skadden, Arps, Slate, Meagher & Flom. Ms. Yokozuka received her law degree from the University of Virginia – School of Law and her undergraduate degree from Yale University.
Stephen Cornwall has served as Chief Commercial Officer of the Company since the consummation of the Business Combination in November 2021. Mr. Cornwall joined SK Invictus in December 2019 as Chief Commercial Officer and has over 27 years in the chemical industry, from Monsanto to SK Invictus, in various sales and marketing management positions focused on the phosphorus and derivatives product lines. Mr. Cornwall is the past president of the Chemical Club of New England and the Racemics Group, as well as the past chairman and a board member of the Chemical Educational Foundation. He is also the 2012 recipient of the supplier of the year award from the National Association of Chemical Distributors. Mr. Cornwall holds a Bachelor of Arts in Economics from Westminster College.

DIRECTOR COMPENSATION
Our non-employee independent director compensation policy, which was adopted on November 8, 2021, immediately prior to the consummation of the Business Combination, provides for the following compensation for our non-employee independent directors:
•Annual Retainer. Each non-employee independent director is paid a retainer of $75,000 per year.
•Committee Fees. Each Committee chairperson is paid a retainer fee per year, as follows: $15,000 to the chairperson of our Audit Committee, $5,000 to the chairperson of our Compensation Committee and $5,000 to the chairperson of our Nominating and Corporate Governance Committee.
•Annual Equity Award. Every year, we will make grants of stock options to each non-employee independent director covering compensation for one fiscal year, granted on the same terms and conditions as those granted to our employees, which vests over five years, subject to the achievement of certain performance conditions. The terms and conditions of these options are discussed in greater detail under “Compensation Overview—Narrative to Summary Compensation Table—Equity Compensation.”

•Reimbursements. In addition, all of our directors are entitled to be reimbursed by the Company for reasonable expenses incurred by them in the course of their directors’ duties relating to us.
Messrs. Howley, Thorndike, Jr. and Khouri will not receive compensation for their service as directors in light of their affiliation and control over the entity which provides advisory services to the Company in exchange for a fee, as described under “Corporate Governance—Certain Relationships and Related Party Transactions—Founder Advisory Agreement.” Mr. Khouri also receives compensation for his services as an executive officer of the Company in his role of Vice Chairman, but such compensation is not for his services as a director and therefore not included in the table below. In addition, Mr. Goldberg, who serves as our Chief Executive Officer, is not entitled to receive compensation for his services as a director.

The table below sets forth the non-employee director compensation for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Tracy Britt Cool	10,833	47,075	57,908
Robert S. Henderson	11,556	47,075	58,631
Sean Hennessy	13,000	47,075	60,075
Vivek Raj	10,833	47,075	57,908
Kevin Stein(3)	11,556	47,075	58,631

(1)Represents the aggregate grant date fair values of performance-based stock options granted on December 7, 2021, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculating the amounts for 2021, see Note 10 to our historical consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)The following table sets forth the aggregate number of unexercised stock options to purchase Ordinary Shares outstanding at December 31, 2021 for each of our non-employee directors:

Name	Aggregate Number of Unexercised Stock Options Outstanding at December 31,2021
Tracy Britt Cool	8,750
Robert S. Henderson	8,750
Sean Hennessy	8,750
Vivek Raj	8,750
Kevin Stein	8,750
(3) Mr. Stein served as a director from November 2021 until his decision not to continue as a director in April 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding (i) all shareholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding Ordinary Shares and (ii) each director, each named executive officer and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding Ordinary Shares owned by each of them. Percentages are calculated based upon shares issued and outstanding plus shares which the holder has the right to acquire under share options, restricted stock units or warrants exercisable for or convertible into Ordinary Shares within 60 days. Unless otherwise indicated, amounts are as of April 14, 2022 and each of the shareholders has sole voting and investment power with respect to the Ordinary Shares beneficially owned, subject to community property laws where applicable. As of April 14, 2022 we had 163,234,542 Ordinary Shares issued and outstanding.
Unless otherwise indicated, the address of each person named in the table below is c/o Perimeter Solutions, SA, 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg.

	Shares Beneficially Owned
Beneficial Owner	Number	%
More than 5% Shareholders:
The WindAcre Partnership Master Fund LP(1)	20,000,000	12.3%
Matrix Capital Management Company LP(2)	12,462,500	7.6%
Entities Affiliated with Tiger Eye Capital LLC(3)	10,720,926	6.6%
Principal Global Investors, LLC(4)	10,079,126	6.2%
Entities Affiliated with Tiger Global Management, LLC(5)	10,000,000	6.1%
Capital Research Global Investors(6)	9,260,505	5.7%
Senator Investment Group LP(7)	9,175,000	5.6%

Named Executive Officers and Directors:
W. Nicholas Howley(8)	720,239	—
William N. Thorndike, Jr. (8)	625,000	—
Haitham Khouri(9)	462,500	—
Edward Goldberg	222,957	—
Vivek Raj(10)	125,000	—
Tracy Britt Cool(11)	37,500	—
Sean Hennessy	100,000	—
Robert S. Henderson	325,000	—
Bernt Iversen II	125,000	—
Barry Lederman	196,416	—
Ernest Kremling II	150,498	—
All Executive Officers, Directors and Covered Persons as a group (15 persons):	3,625,049	2.2%

*Represents beneficial ownership of less than one percent (1%) of our outstanding Ordinary Shares.
(1)Based on a Schedule 13G filed with the SEC on December 10, 2021. Consists of 20,000,000 Ordinary Shares owned by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”). The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner and managing member of WindAcre and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin disclaims beneficial ownership of the securities owned by the Master Fund except to the extent of his pecuniary interest therein. The principal business address of the Master Fund is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.
(2)Based on a Schedule 13G filed with the SEC on February 14, 2022. Matrix Capital Management Company LP (“Matrix”) and David E. Goel each have shared power to vote or direct the vote of and dispose or direct the disposition of 12,462,500 Ordinary Shares (including 5,000,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Matrix Capital Management Master Fund, LP (the “Matrix Fund”)). Mr. Goel is the Managing General Partner of Matrix. Matrix is the investment advisor to the Matrix Fund and various other funds. The business address for Matrix, Matrix Fund and Mr. Goel is c/o Matrix, Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451.
(3)Based on a Schedule 13G filed with the SEC on February 15, 2022. Consists of (i) 9,224,679 Ordinary Shares held by Tiger Eye Master Fund Ltd (“TEM”), (ii) 516,500 Ordinary Shares held by Tiger Eye Opportunity Fund I LLC (“TEO”), (iii) 785,000 Ordinary Shares held by Tiger Eye Opportunity Fund II LLC (“TEO II”), (iv) 63,123 Ordinary Shares held by Gambill Capital Management LLC (“GCM”), (v) 2,437 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by TEM, (vi) 129,125 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by TEO and (vii) 62 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by GCM. TEM, TEO, TEO II and GCM are managed by Tiger Eye Capital LLC (“TEC”). TEC and Benjamin S. Gambill III, as portfolio manager of TEC, will make decisions as to voting and disposition of securities and may be deemed to beneficially own 10,720,926 Ordinary Shares. The business address for TEM, TEO, TEO II, GCM and Mr. Gambill is 101 Park Avenue, 48th Floor, New York, NY 10178.
(4)Based on a Schedule 13G filed with the SEC on February 15, 2022. Principal Global Investors, LLC has shared voting and shared dispositive power over 10,079,126 Ordinary Shares. The business address of Principal Global Investors, LLC is 801 Grand Avenue, Des Moines, IA 50392.
(5)Based on a Schedule 13G filed with the SEC on November 19, 2021. Reflects 10,000,000 Ordinary Shares owned by advisory clients of Tiger Global Management, LLC and/or its related persons’ proprietary accounts. The 10,000,000 Ordinary Shares held by Tiger Global Management, LLC and/or its related persons’ proprietary accounts may be deemed to be beneficially owned by Tiger Global Investments, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III and Scott Shleifer. Tiger Global Management, LLC is controlled by Charles P. Coleman III and Scott Shleifer. The business address for Tiger Global Investments, L.P. is c/o Citco Fund Services (Cayman Islands) Limited, P.O. Box 31106, 89 Nexus Way, Camana Bay, Grand Cayman KY1-1205, Cayman Islands and the business address for all other entities and individuals herein is 9 West 57th Street, 35th Floor, New York, NY 10019.
(6)Based on a Schedule 13G filed with the SEC on February 11, 2022. Capital Research Global Investors (“CRGI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” CRGI is deemed to be the beneficial owner of 9,260,505 Ordinary Shares. The business address for CRGI is 333 S. Hope St., 50th Floor, Los Angeles, California 90071.
(7)Based on a Schedule 13G filed with the SEC on February 10, 2022. Consists of (i) 8,425,000 Ordinary Shares and (ii) 750,000 Ordinary Shares that may be acquired pursuant to the exercise of 3,000,000 of the Company’s warrants held by various investment funds of which Senator Investment Group LP, or (“Senator”), is investment manager and may be deemed to have voting and dispositive power with respect to the shares. Douglas Silverman controls the Delaware limited liability company that may be deemed to control Senator, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the various investment funds managed by Senator. Mr. Silverman disclaims beneficial ownership of the shares. The business address for Senator is 510 Madison Avenue, 28th Floor, New York, NY 10022.
(8)Includes 125,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by each of Mr. Howley and Mr. Thorndike.
(9)Includes 92,500 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Khouri.
(10)Includes 25,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Raj.
(11)Includes 7,500 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Ms. Britt Cool.

COMPENSATION OVERVIEW
Introduction
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which requires compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.
This section discusses the material components of the executive compensation program offered to the executive officers of the Company who are our “named executive officers” for 2021. Such executive officers consist of the following persons, referred to herein as our named executive officers, or the “NEOs”:
•Edward Goldberg – Chief Executive Officer;
•Barry Lederman – Chief Financial Officer; and
•Ernest Kremling II – Chief Operating Officer.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(7) ($)	Total ($)
Edward Goldberg, Chief Executive Officer	2021	383,750	—	18,990,125	285,000	—	48,483	19,707,358
	2020	342,692	—	—	313,500	—	48,263	704,455
Barry Lederman, Chief Financial Officer	2021	317,760	—	6,330,044	250,000	—	46,543	6,944,347
	2020	311,538	100,000	467,933(4)	285,000	—	44,700	1,209,171
Ernest Kremling II(1), Chief Operating Officer	2021	274,039	50,000	7,972,504(5)	160,000	—	56,662	8,513,205

(1)Mr. Kremling joined SK Invictus as Chief Operating Officer in January 2021.
(2)Represents a cash signing bonus paid in connection with the commencement of employment.
(3)Represents the aggregate grant date fair value of stock option awards. The fair values of these awards were determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 10 to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.
(4)Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 18,510 Class B Units of SK Invictus Holdings S.à r.l. (“Incentive Units”) granted to Mr. Lederman in connection with the commencement of his employment. The Incentive Units represent membership interests in SK Invictus Holdings S.à r.l. that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The grant date fair value of these Incentive Units was based on a Black-Scholes valuation methodology using the following assumptions: estimated volatility ranging from 160.5% to 211.4% (depending on the performance-vesting criteria applicable to the Incentive Units), risk-free interest rate of 0.1%, 0% expected dividend yield and a one-year term.

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(5)Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of (i) 1,000,000 5-Year Options, (ii) 29,167 Bridge Options and (iii) 15,660 Incentive Units granted to Mr. Kremling. The grant date fair value of the Incentive Units was based on a Black-Scholes valuation methodology using the following assumptions: estimated volatility ranging from 100.0% to 150.7% (depending on the performance-vesting criteria applicable to the Incentive Units), risk-free interest rate of 0.1%, 0% expected dividend yield and a 0.8 year term.
(6)Represents the annual bonus earned by each of our Named Executive Officers pursuant to their respective employment agreements based on the achievement of the applicable performance conditions. See “Narrative Disclosure to Summary Compensation Table” below for additional information.
(7)For the year ended December 31, 2021, amounts reported were the following: (i) for Mr. Goldberg, $20,300 in 401(k) plan contributions; $25,861 in Company-paid medical, dental, life and disability insurance premiums; and $2,322 in group term life insurance benefits; (ii) for Mr. Lederman, $20,300 in 401(k) plan contributions; $25,415 in Company-paid medical, dental, life and disability insurance premiums; and $828 in group term life insurance benefits; and (iii) for Mr. Kremling, $10,611 in relocation payments; $20,244 in 401(k) plan contributions; $23,682 in Company-paid medical, dental, life and disability insurance premiums; and $2,125 in group term life insurance benefits. For the year ended December 31, 2020, amounts reported were the following: (i) for Mr. Goldberg, $19,950 in 401(k) plan contributions; $25,978 in Company-paid medical, dental, life and disability insurance premiums; and $2,335 in group term life insurance benefits; and (ii) for Mr. Lederman, $19,950 in 401(k) plan contributions; $23,537 in Company-paid medical, dental, life and disability insurance premiums; and $1,213 in group term life insurance benefits.
Narrative Disclosure to Summary Compensation Table
Employment Agreements

On October 1, 2021, Perimeter Solutions LP, a Delaware limited partnership (the “Employer”) and the Company entered into a new employment agreement with each NEO that became effective upon the closing of the Business Combination on November 9, 2021 (each, an “Employment Agreement” and collectively, the “Employment Agreements”). The Employment Agreements will supersede all prior employment related agreements of the NEOs with the Employer or any of its affiliates, other than any new equity compensation agreements entered into with the Company.
Each New Agreement provides for an indefinite term of employment that continues until terminated and sets forth the NEO’s base salary, target annual bonus opportunity, severance payments, reimbursement of expenses and eligibility to participate in the Company’s 2021 Equity Plan (the “2021 Equity Plan”) and any other employee benefit plans in effect that are generally available to other senior officers. For the year ended December 31, 2021, each NEO’s annual bonus will be determined in accordance with the bonus plan in effect as of the date of the Employment Agreements. For subsequent years, the annual bonus for each NEO will be determined in accordance with the annual cash bonus plan of the Company or Employer, as applicable, in effect from time to time and the target bonus opportunity set forth in the Employment Agreement for that NEO. The NEOs are subject to customary confidentiality, non-competition and non-solicitation covenants under the Employment Agreements.
The Employment Agreement with: (i) Mr. Goldberg provides for an initial annual base salary of $575,000 and a target annual bonus opportunity equal to 100% of his annual base salary; (ii) Mr. Lederman provides for an initial annual base salary of $380,000 and a target annual bonus opportunity equal to 50% of his annual base salary; and (iii) Mr. Kremling provides for an initial annual base salary of $285,000 and a target annual bonus opportunity equal to 40% of his annual base salary. Mr. Lederman’s Employment Agreement also entitles Mr. Lederman to receive a mutually agreed upon reasonable reimbursement amount for his out-of-pocket living expenses associated with commuting to the St. Louis, Missouri, metro area (consisting of monthly rent, a rental car, meals and the price of a first class airfare ticket associated with traveling to and from Wayne, New Jersey, to the St. Louis, Missouri, metro area) for as long as Mr. Lederman does not live in the St. Louis, Missouri, metro area.
Each Employment Agreement also provides for severance payments upon a termination without Cause (as defined in the Employment Agreement), resignation for Good Reason (as defined in the Employment Agreement) or termination due to Disability (as defined in the Employment Agreement). In each case, the applicable NEO will be entitled to a severance amount equal to: (i) 1.25 times the NEO’s annual base salary; (ii) 1.0 times the NEO’s target bonus for the fiscal year in which the termination occurs; and (iii) 15.0 times the difference of: (a) the Monthly COBRA Continuation Coverage Rate (as defined in the Employment Agreement) as of the date of termination; less (b) the monthly cost that is being charged to the NEO for such coverage as of the date of termination. The severance amount will be payable in substantially equal installments over the 15-month period following the date of termination, subject to the NEO executing a release of claims.

Base Salaries
Each of our named executive officers receives a base salary which has been established by our compensation committee or Board, as applicable, taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation committee or Board, as applicable, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
For the year ended December 31, 2021, the annual base salaries for each of Messrs. Goldberg, Lederman and Kremling were $575,000, $380,000, and $285,000, respectively.
Annual Cash Incentive Compensation
Consistent with the Company’s pay-for-performance philosophy, and to promote alignment with shareholders’ interests, the Company expects that a portion of each named executive officer’s compensation will be based, at the discretion of the Compensation Committee, on individual and/or Company performance. The Company expects that target payout opportunities under its annual cash incentive plan will be based on the combination of the Company’s EBITDA performance and each executive’s individual performance.

Edward Goldberg

Pursuant to his employment agreement, Mr. Goldberg was eligible to receive an annual cash incentive award with a target incentive opportunity equal to 50% of his annual base salary for the year 2020 and for 2021, he was eligible to receive an annual cash incentive award equal to 100% of his annual base salary subject to the performance metrics and targets to be established by the Compensation Committee. For 2021, Mr. Goldberg was eligible to receive a cash incentive opportunity of $300,000, which is an amount made up of two components. The first component, which makes up 60% of the amount, is calculated based on the company meeting certain Adjusted EBITDA for fiscal year 2021. The Company met its Adjusted EBITDA target of $142 million, which paid out Mr. Goldberg’s EBITDA portion of his bonus at 150%. The second component, which makes up 40% of the amount, is calculated based on Mr. Goldberg meeting certain performance targets.

Barry Lederman

Pursuant to his employment agreement, Mr. Lederman is eligible to receive an annual cash incentive award with a target incentive opportunity equal to 50% of his annual base salary subject to performance metrics and targets as established by the Compensation Committee. For 2021, pursuant to his Employment Agreement, Mr. Lederman is eligible to receive a cash incentive opportunity of $250,000, such amount made up of 60% EBITDA portion and 40% based on Mr. Lederman’s performance targets. The Company met its Adjusted EBITDA target of $142 million, which paid out Mr. Lederman’s EBITDA portion of his bonus at 150%.

Ernest Kremling II

Pursuant to his employment agreement, Mr. Kremling is eligible to receive an annual cash incentive award with a target incentive opportunity equal to 40% of his annual base salary. For 2021, pursuant to his Employment Agreement, Mr. Kremling is eligible to receive a cash incentive opportunity of $160,000, such amount made up of 60% EBITDA portion and 40% based on Mr. Kremling’s performance targets. The Company met its Adjusted EBITDA target of $142 million, which paid out Mr. Kremling’s EBITDA portion of his bonus at 150%.

Equity Compensation
Overview
On November 8, 2021, we granted performance-based nonqualified stock options to our NEOs, among other executive officers and other members of senior management under the 2021 Equity Plan. Each grant is subject to the terms and conditions set forth in the 2021 Equity Plan and a stock option agreement entered into between the Company and the applicable recipient.
These options have an exercise price of $10.00 per ordinary share of the Company and consist of two types of vesting criteria. Of the aggregate number of options granted, to our NEOs, 141,459 were eligible to vest based on the achievement of certain performance goals for the year ended December 31, 2021 (the “Bridge Option”), and the remaining 4,850,000 will be eligible to vest based on the achievement of certain performance goals for the years ending December 31, 2022 through December 31, 2026 (the “5-Year Option”).

The Bridge Option was subject to two vesting conditions: (i) a performance-based condition that we achieve an EBITDA of at least $136.0 million for the year ended December 31, 2021; and (ii) a service-based condition that the recipient remain in continuous service through the first anniversary of the grant date. The performance-based condition was achieved in March 2022 when our Compensation Committee verified that the Company exceeded such EBITDA target. Therefore, each NEO’s Bridge Option will vest and become exercisable if such NEO remains in continuous service through the first anniversary of the grant date. No portion of the Bridge Option will be considered vested unless and until such service-based condition is also met.

The 5-Year Option will be eligible to vest over a five-year period in equal annual tranches based on the achievement of annual operating performance per diluted share (“AOP”) targets set forth in the award agreements. The AOP targets are based on a compounded annual growth rate, and the actual AOP achieved for any given year will be calculated in accordance with a formula set forth in the award agreements. For each yearly tranche, the 5-Year Option originally required 15% compounded annual growth for minimum vesting (resulting in 25% of that tranche vesting) and 25% compounded annual growth for maximum vesting (resulting in 100% of that tranche vesting). However, the Compensation Committee adjusted these compounded annual growth targets to 13.5% and 23.5%, respectively, in March 2022 to ensure that the performance targets for the 5-Year Option are appropriately set considering the Company’s cost structure as a public company and that such targets remain competitive and consistent with the Company’s philosophy of linking compensation directly to value creation. If the actual AOP achieved for any given year exceeds the maximum target, such excess may be treated as having been achieved in the following two fiscal years and/or the prior two fiscal years (without duplication) if less than the full amount of options would otherwise have vested for such years.

To further align management and shareholders, the option agreements also provide participants with the right to receive dividend equivalent payments (DEPs). If the Company declares a dividend on its ordinary shares, each NEO will receive a cash DEP equal to the amount such NEO would otherwise have been entitled to receive had such options been exercised immediately prior to payment of the dividend, provided that no NEO will be entitled to receive any DEPs on unvested options unless and until such options vest pursuant to their terms.

In the event of a change of control, a percentage of the unvested options that remain eligible for vesting with respect to the then-current performance year and each remaining performance year will vest in an amount equal to the greater of (i) the average vesting percentage of the prior two performance years and (ii) the amount that would have vested for each applicable remaining year if such determination had been based on the price per share paid at the closing of such change of control transaction instead of AOP.
Employee Benefit Plans
Our named executive officers are eligible to participate in employee benefit plans, including medical, life and disability benefits on the same basis as other eligible employees. These benefits include:
•health, dental and vision insurance;
•vacation, paid holidays and sick days;
•group term life insurance, voluntary life insurance and supplemental accident and critical illness insurance; and
•short-term and long-term disability insurance.
401(k) Plan
Our named executive officers are eligible to participate in an employee 401K plan, which consists of the factors, a match and an employer discretionary contribution. The plan allows both pre-tax and ROTH contribution options.

•The company match formula is 100% of the first 3% and 50% of the next 2%, which is vested when contributed.

•The employer discretionary amount is 3% of eligible compensation, which has a 3-year cliff vesting schedule.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table summarizes the outstanding equity plan awards for each named executive officer as of December 31, 2021.

Name	Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Edward Goldberg	11/8/2021	—	3,087,500(2)	3,087,500	$10.00	11/8/2031

Barry Lederman	11/8/2021	—	1,029,167(3)	1,029,167	$10.00	11/8/2031

Ernest Kremling II	11/8/2021	—	1,029,167(3)	1,029,167	$10.00	11/8/2031

(1)On November 8, 2021, each of our named executive officers was granted an award of performance-based nonqualified stock options under the 2021 Equity Plan. These options consist of Bridge Options and 5-Year Options as described above under “Narrative Disclosure to Summary Compensation Table — Equity Compensation”.
(2)Includes (i) 87,500 Bridge Options and (ii) 3,000,000 5-Year Options.
(3)Includes (i) 29,167 Bridge Options and (ii) 1,000,000 5-Year Options.

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM AND STATUTORY AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2022
The Audit Committee has (i) appointed BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and (ii) proposed to the shareholders to appoint BDO Audit SA to serve as the Company’s statutory auditor for statutory accounts as required by Luxembourg law for the year ending December 31, 2022. 2022 and until the annual general meeting to be held in 2023. The Board has determined that it is in the best interest of the Company and its shareholders to request approval of the appointments by the shareholders of the Company.
Representatives of BDO USA, LLP and BDO Audit SA will be present at the Annual Meeting and will be available to respond to questions from shareholders.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees incurred by the Company and/or SK Invictus for the fiscal years ended December 31, 2021 and 2020.

Fee Category	Year ended December 31, 2021	Year ended December 31, 2020
Audit Fees(1)	$1,980,070	$1,514,335
Audit-Related Fees(2)	$253,531	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$2,233,601	$1,514,335

(1)Audit fees for the year ended December 31, 2021 were for professional services rendered in connection with the audit of our consolidated financial statements and quarterly reviews. Audit fees for the year ended December 31, 2020 were for professional services rendered in connection with the audit of our consolidated financial statements and quarterly reviews, and include fees related to the audit of our 2019 consolidated financial statements.
(2)Audit-related fees were for professional services associated with work performed in connection with registration statements.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee requires that it preapprove all auditing services and permitted non-audit services, including the fees and retention terms thereof, to be performed for the Company by BDO USA, LLP, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board believes the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and BDO Audit SA as the Company’s statutory auditor for the year ending December 31, 2022 and until the annual general meeting to be held in 2023 is in the best interest of the Company’s shareholders and recommends that shareholders vote “FOR” the approval of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and BDO Audit SA as the Company’s statutory auditor for the year ending December 31, 2022 and until the annual general meeting to be held in 2023.

PROPOSAL 3 — APPROVAL OF THE ANNUAL ACCOUNTS FOR THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021
Pursuant to Luxembourg law, the Annual Accounts must be submitted each year to the shareholders for approval at the Company’s annual meeting of shareholders.
The Board has prepared and is submitting to the shareholders of the Company the Annual Accounts for the financial period started on June 21, 2021 and ended on December 31, 2021.

The Annual Accounts are prepared in accordance with Luxembourg GAAP, are expressed in USD, give a true and fair view of the Company’s business and consist of a balance sheet, a profit and loss account and the accompanying notes, for the unconsolidated Perimeter Solutions, SA entity. There is no statement of shareholders’ equity or statement of cash flows included in the Annual Accounts under Luxembourg GAAP. Profits earned by the subsidiaries of Perimeter Solutions, SA are not included in the Annual Accounts unless such amounts are distributed to Perimeter Solutions, SA.
The Annual Accounts, together with the report of the BDO Audit SA, independent auditor on such Annual Accounts, will be available, along with this Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021, on the Company’s website at www.perimeter-solutions.com; and at the Registered Office of the Company in Luxembourg beginning 15 days before the Annual Meeting until the date of the Annual Meeting. Copies of the Annual Accounts and the relevant audit report will also be sent to any shareholder free of charge when available upon request in accordance with article 461-6 of the Luxembourg law of 10 August 1915 on commercial companies (the “Law”).
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the approval of the Annual Accounts, after due consideration of the report from BDO Audit SA on such Annual Accounts.

PROPOSAL 4 — APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021
Pursuant to Luxembourg law, the Consolidated Financial Statements must be submitted each year to shareholders for approval at the Company’s annual meeting of shareholders.
The Consolidated Financial Statements are prepared in accordance with U.S. GAAP and consist of consolidated statements of operations and comprehensive income (loss), consolidated balance sheets, consolidated statements of changes in shareholders’ equity, consolidated statements of cash flows and the accompanying notes. The Consolidated Financial Statements present the financial position and results of operations for the Company and all of its consolidated subsidiaries.
The Consolidated Financial Statements, together with the report from BDO USA, LLP included with such Consolidated Financial Statements, are available, along with this Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021, on the Company’s website at www.perimeter-solutions.com. The Consolidated Financial Statements, together with the report of BDO USA, LLP, are also available on the Company’s website at www.perimeter-solutions.com; and at the Registered Office of the Company in Luxembourg beginning 15 days before the Annual Meeting until the date of the Annual Meeting. Copies of the Consolidated Financial Statements and the relevant audit report will also be sent to any shareholder free of charge upon request in accordance with article 461-6 of the Law.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the approval of the Consolidated Financial Statements, after due consideration of the report from BDO USA, LLP on such Consolidated Financial Statements.

PROPOSAL 5 — ALLOCATION OF THE RESULTS OF THE ANNUAL ACCOUNTS FOR THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021
Each year, the shareholders of the Company are required by Luxembourg law to approve the allocation of the results of the unconsolidated Perimeter Solutions, SA entity, as determined by the Annual Accounts.
Article 461-1 of the Law requires that at least 5% of the profits, if any, shown by the Annual Accounts be allocated to a legal reserve; provided however that an allocation ceases to be compulsory when the legal reserve reaches 10% of the share capital of the Company, but again becomes compulsory when the reserve amount falls below this threshold.
As of December 31, 2021, the Annual Accounts reflect a loss for the year then ended. As noted in Proposal No. 3, profits earned by subsidiaries of Perimeter Solutions, SA are not included in the calculation of profits for the Annual Accounts unless such profits have been distributed to the Company.
The Board proposes to allocate the loss reflected in the Annual Accounts to be carried forward.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the allocation of the results shown in the Annual Accounts for the financial period from June 21, 2021 (inception) to December 31, 2021.

PROPOSAL 6 — DISCHARGE OF LIABILITY TO CURRENT DIRECTORS OF THE COMPANY FOR THE EXERCISE OF THEIR MANDATES AS DIRECTORS OF THE COMPANY IN RELATION TO THE FINANCIAL PERIOD FROM JUNE 21, 2021 (INCEPTION) TO DECEMBER 31, 2021
In accordance with Article 461-7 of the Law, upon approval of the Annual Accounts and Consolidated Financial Statements, the shareholders must vote as to whether to discharge those who were members of the Board during the financial period from June 21, 2021 (inception) to December 31, 2021 from any liability in connection with their mandates for such period.
If the shareholders grant the discharge for the relevant period, shareholders will not be able to initiate a liability claim against such directors in connection with the performance of their mandates for such period. However, such discharge will be valid only if the Annual Accounts and the Consolidated Financial Statements contain no omission or false information concealing the true situation of the Company, and with regard to any acts carried out which fall outside the scope of the Articles, only if they have been specifically indicated in the convening notice for the Annual Meeting. For the financial period from June 21, 2021 (inception) to December 31, 2021, the Company believes no such instances that would invalidate the discharge have occurred.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the granting of full discharge of liability to the current directors of the Company for the exercise of their mandates as directors of the Company in relation to the financial period from June 21, 2021 (inception) to December 31, 2021.

PROPOSAL 7 — APPROVAL OF THE COMPENSATION OF CERTAIN OF THE NON-EMPLOYEE INDEPENDENT DIRECTORS OF THE COMPANY FOR 2021
The compensation of certain of the Company’s non-employee independent directors is approved annually at the Company’s annual meeting of shareholders. Messrs. Howley, Thorndike, Jr. and Khouri will not receive any additional compensation for their service as directors in light of their affiliation and control over the entity which provides advisory services to the Company in exchange for a fee. In addition, Mr. Goldberg, who serves as our Chief Executive Officer, is not entitled to receive any additional compensation for his services as a director.
It is proposed that the compensation described elsewhere in this Proxy Statement under the heading “Director Compensation” be approved by the shareholders to be paid to certain of the Company’s non-employee independent directors for their service in 2021.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the approval of compensation of certain of the non-employee independent directors of the Company for 2021.

PROPOSAL 8 — APPROVAL OF SHARE REPURCHASE PROGRAM
The Board has approved a proposal to submit to the shareholders of the Company a share repurchase program (the “Share Repurchase Program”) whereby the Board is empowered to purchase outstanding Ordinary Shares within certain limits. The Share Repurchase Program shall be subject to Luxembourg law and provide for equal treatment for shareholders. The term of authorization to the Board will be five (5) years. The maximum number of Ordinary Shares authorized to be repurchased will be up to twenty-five percent (25%) of Ordinary Shares outstanding as of the date of shareholder approval. Ordinary Shares are eligible for purchase at a minimum price of one dollar ($1.00) per share and a maximum price of one hundred dollars ($100.00) per share. The purchase volumes will be subject to daily volume restrictions per SEC regulations. In accordance with the Articles, the Board is empowered to give authority to a repurchase committee, consisting of Messrs. Howley, Khouri and Thorndike, Jr., to decide within the limits of the authorization set out above, the timing and conditions of the Share Repurchase Program.
 In lieu of accumulating cash, which provides a low rate of return to shareholders, or paying dividends, which are often subject to double taxation, the Board believes the Share Repurchase Program will be an effective use of the Company’s cash earnings to generate shareholder value.
Shareholder Vote Requirement
This proposal will be approved by a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the approval and ratification of the Share Repurchase Program.

OTHER MATTERS
Additional Meeting Matters
The Board knows of no additional matters that may come before the meeting other than those referred to in this Proxy Statement; however, if any additional matters should properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.
Shareholder Proposals for the 2023 Annual Meeting of Shareholders
Any proposal intended to be presented for action at the 2023 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company at its principal executive offices not later than December 30, 2022 in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its 2023 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by Rule 14a-8 of the Exchange Act.
For other shareholder proposals to be timely (but not considered for inclusion in the proxy statement for the 2023 Annual Meeting of Shareholders), a shareholder’s notice must be received by the Secretary of the Company between March 23, 2023 and April 22, 2023 and the proposal and the shareholder must comply with Rule 14a-4 under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next Annual Meeting is not received prior to April 24, 2023, proxies solicited by the Board in connection with the Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the Annual Meeting.
Any shareholder proposal must also meet all other requirements contained in our Articles.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of 2022 Annual Meeting of Shareholders, Proxy Statement and 2021 Annual Report may have been sent to multiple shareholders in your household, unless the Company has received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of each document to you if you write the Company’s Secretary at Perimeter Solutions, SA, 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg or 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105, or call (314) 396-7343. If you want to receive separate copies of the Notice of 2022 Annual Meeting of Shareholders, Proxy Statement and 2021 Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or, if the shares are not held in “street name,” you may contact the Company at the above address and phone number.
Shareholder Communications
Shareholders who wish to communicate with the Board, a Board committee or any such other individual director or directors may do so by sending written communications addressed to the Board, a Board committee or such individual director or directors, c/o Secretary, Perimeter Solutions, SA, 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg or 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105. The Company’s General Counsel will open all shareholder communication for the sole purpose of determining whether the contents represent correspondence to any member of the Board or any group or committee of directors. Any shareholder communication that is not in the nature of advertising, promotions of product or service, or patently offensive material will be forwarded promptly to the member(s) of the Board to whom the shareholder communication is addressed. In the case of any shareholder communication to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Miscellaneous
It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend the Annual Meeting are urged, regardless of the number of Ordinary Shares owned, to please vote and submit your proxy over the internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the virtual meeting and desire to vote by ballot virtually, you may do so even though you have previously sent a proxy.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is included within the Annual Report provided with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. Copies of exhibits filed with the Form 10-K are available, free of charge, upon written request. Requests should be made in writing to Noriko Yokozuka, Secretary of the Company, at Perimeter Solutions, SA, 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg or 8000 Maryland Ave. Suite 350, Clayton, Missouri 63105. The Company’s filings with the SEC are also available, without charge, through the Investor Relations — SEC Filings link on the Company’s website, www.perimeter-solutions.com, as soon as reasonably practical after filing. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

May 2, 2022	By Order of the Board of Directors, Noriko Yokozuka General Counsel and Secretary

Perimeter SOLUTIONS
Quality Products. Exceptional Response.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/PRM**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-977-4829**
- Use any touch-tone telephone
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MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

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You must register to attend the meeting online and/or participate at www.proxydocs.com/PRM

Perimeter Solutions, SA

Annual Meeting of Stockholders

For Stockholders of record as of April 14, 2022

DATE & TIME: Thursday, July 21, 2022, 8:00 AM, Central Time
PLACE: Annual Meeting will be held live via the Internet - Please visit www.proxydocs.com/PRM for more details.

The undersigned hereby appoints Edward Goldberg and Noriko Yokozuka (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Perimeter Solutions, SA which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Perimeter Solutions, SA

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect as directors the seven nominees as set forth in the accompanying proxy statement with terms expiring at the 2023 Annual Meeting of Shareholders, or until their respective successors are elected and qualified;	FOR	AGAINST	ABSTAIN	
	1.01 W. Nicholas Howley	☐	☐	☐	FOR
	1.02 William N. Thorndike, Jr.	☐	☐	☐	FOR
	1.03 Edward Goldberg	☐	☐	☐	FOR
	1.04 Tracy Britt Cool	☐	☐	☐	FOR
	1.05 Sean Hennessy	☐	☐	☐	FOR
	1.06 Robert S. Henderson	☐	☐	☐	FOR
	1.07 Bernt Iversen II	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022 and BDO Audit SA as the statutory auditor of the Company for the year ending December 31, 2022;	☐	☐	☐	FOR
3.	To approve the Company's annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg ("Luxembourg GAAP") (the "Annual Accounts") for the financial period from June 21, 2021 (inception) to December 31, 2021;	☐	☐	☐	FOR
4.	To approve the Company's audited consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") (the "Consolidated Financial Statements") for the financial period from June 21, 2021 (inception) to December 31, 2021;	☐	☐	☐	FOR
5.	To allocate the results shown in the Annual Accounts for the financial period from June 21, 2021 (inception) to December 31, 2021;	☐	☐	☐	FOR
6.	To discharge each of the directors of the Company for the performance of their mandates as directors of the Company in relation to the financial period from June 21, 2021 (inception) to December 31, 2021;	☐	☐	☐	FOR
7.	To approve the compensation of certain of the non-employee independent directors of the Company for 2021;	☐	☐	☐	FOR
8.	To approve and ratify a share repurchase program whereby the Company may repurchase outstanding ordinary shares of the Company within certain limits (the "Share Repurchase Program"); and	☐	☐	☐	FOR
9.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.				

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Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________